Marcum & Kliegman LLP

Certified Public Accountants & Consultants

A Limited Liability Partnership Consisting of Professional Corporations

December 22, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by TIA I, Inc. under Item 4.01 of its Form 8-K dated December 22, 2008. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of TIA I, Inc. contained therein.

Very truly yours,

Marcum & Kliegman LLP

L:\Clients\TIA I, Inc\2008\Letters\Change of Accountants 121908.doc

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